UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. 1 )

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☒ Preliminary Information Statement
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☐ Definitive Information Statement

Next Generation Media Corp.
(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

NEXT GENERATION MEDIA CORP.
7516 G Fullerton Road
Springfield, Virginia 22153

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about June __, 2010, to the holders of record (the “Stockholders”) of the outstanding common stock , $0.01 par value per share (the “Common Stock”) of Next Generation Media Corporation, a Nevada corporation (the “Company”), as of the close of business on May 18, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated May 6, 2010, (the “Written Consent”) of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Consenting Stockholder”).

The Written Consent authorized an amendment (the “Amendment”) of our Articles of Incorporation (the “Articles”) to:

(i)	increase the Company’s total authorized shares of common stock to 50,000,000 shares (the “Increase Amendment”); and

(ii)	change the Company’s name to Next Generation Energy Corp. (the “Name Change Amendment”).

A copy of the Amendment to our Articles is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock, and is sufficient under the Nevada Corporation Law and the Company’s Articles of Incorporation to approve the Amendment. Accordingly, the Amendment is not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective when the Company files the Amendment with the Nevada Secretary of State (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Next Generation Media Corporation

By Order of the Board of Directors,

/s/ Darryl Reed
Darryl Reed, Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about June __, 2010, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate Chief Executive Officer at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDERS

Under the Nevada Corporation Law, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 19,341 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On May 6, 2010, our board of directors (the “Board of Directors”) unanimously adopted a resolution approving the Amendment and recommended that the Stockholders approve the Amendment as set forth in Appendix A.  In connection with the adoption of these resolutions, the board of directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.  Pursuant to NRS §78.320(2), the Consenting Stockholder voted in favor of the Amendment in a written consent dated May 6, 2010.  The Consenting Stockholder is the record or beneficial owner of 10,009 shares of Common Stock, which constitutes 51.7% of the issued and outstanding shares of Common Stock, and was sufficient to approve the Amendment.  No consideration was paid for the consents.  The Consenting Stockholder’s name, affiliation with the Company and beneficial holdings are as follows:

Name	Affiliation	Common Stock	Percentage (1)

Darryl Reed	Director, Chief Executive Officer	10,009	51.7%

(1)	Based on 19,341 shares of capital stock entitled to vote on the Amendment.

(2)	All share amounts are after giving effect to a 1 for 1,000 reverse split of the common stock that was effective on May 18, 2010.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14c and the provisions of the Nevada Corporation Law, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital currently consists of 50,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Common Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing Common Stockholders will be diluted.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our board of directors, who may establish the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.  We have designated two series of preferred stock, one for 500,000 shares that is referred to as “Callable Cumulative Convertible Preferred Stock (Series A Preferred Stock)” and the other for 500,000 shares that is referred to as “Redeemable Cumulative Convertible Preferred Stock (Series B Preferred Stock).”

At the close of business on the Record Date, the Company had 19,341 shares of Common Stock issued and outstanding, and no shares of either series of preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 11 , 2010, with respect to the beneficial ownership of our common stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Darryl Reed 7516 G Fullerton Road Springfield, VA 22153	10,009	51.7%

Joel Sens 600 Cameron Street Alexandria, Virginia 22314	--	--

All Officers and Directors as a Group	10,009	51.7%

(1)	Based upon 19,341 shares issued and outstanding as of June 11 , 2010.

(2)	All share amounts are after giving effect to a 1 for 1,000 reverse split of the common stock that was effective on May 18, 2010.

AMENDMENTS TO ARTICLES OF INCORPORATION

On May 6, 2010, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, an amendment to our Articles of Incorporation, which amends our current Articles of Incorporation to (i) increase our authorized shares of Common Stock from 50,000 shares to 50,000,000 shares (the “Increase Amendment”), and (ii) change our name from Next Generation Media Corp. to Next Generation Energy Corp. (the “Name Change Amendment”). The Consenting Stockholder approved the Increase Amendment and the Name Change Amendment pursuant to a Written Consent dated as of May 6, 2010.

(1)            Increase Amendment

Our Board of Directors and the Consenting Stockholder have approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock to 50,000,000 shares.  We are presently authorized to issue only 50,000 shares of common stock, of which 19,341 are issued and outstanding.

Our authorized shares of common stock were recently reduced from 50,000,000 shares to 50,000 shares as a result of a 1 for 1,000 reverse split that we effected on May 18, 2010.  Our principal purpose in effecting a large reverse split was to eliminate many small shareholders to reduce future administrative costs.  As a result of the reverse stock split, any shareholder holding shares that were not a multiple of 1,000, including any shareholder holding less than 1,000 shares, became entitled to receive a fractional share as a result of the reverse stock split.  In accordance with Nevada law, we elected not to issue any fractional shares, and instead paid cash of $18.50 per share to each shareholder that would have received less than one share as a result of the reverse split, and rounded up all other fractional shares to the next whole number.  The cash paid per share was equal to the last closing price of our common stock at the time of approval of the reverse split.  As a result of the reverse split, we cancelled 32,202 pre-split shares and eliminated 586 shareholders, which left us with 149 total shareholders.

As a result of the reverse stock split, we now have only 50,000 authorized shares of common stock.  We recently terminated operations at our operating subsidiary, United Marketing Solutions, Inc., and decided to enter the oil and gas business.  We recently acquired an option to acquire the oil and gas mineral rights underlying 6,615 acres of land in Knox County, Kentucky, and are reviewing other potential acquisitions in the oil and gas industry.   However, to enter any business, including the oil and gas business, we need additional authorized shares, either to issue for capital to acquire oil and gas properties or to issue to sellers of oil and gas properties.   We do not know how many shares we will have to issue to raise the capital to complete the acquisition of the oil and gas properties in Knox County, Kentucky.  We do not plan to seek further authorization from shareholders before issuing shares to raise capital to fund the purchase of the properties in Knox County, Kentucky, or to fund any other acquisition.  There will be no effect on the rights of existing security holders from the issuance of shares to fund the acquisition of the oil and gas properties in Knox County, Kentucky other than the dilution of their interest in the company.

Therefore, the Board of Directors has determined that it is the best interests of the Company to increase the number of authorized shares of common stock by approving the Increase Amendment. The Increase Amendment will increase the number of authorized shares of common stock to 50,000,000.

No vote of holders of outstanding shares of the Company, other than the Consenting Stockholder, is necessary for approval of the Increase Amendment.  It is anticipated that the Increase Amendment will be filed of record and be effective on the 21st day after this Information Statement is first mailed to shareholders. Shareholders will have no dissenters’ or appraisal rights with respect to the Increase Amendment.

(2)            Name Change Amendment

Our Board of Directors and the Consenting Stockholder have approved an amendment to our Articles of Incorporation to change our name from “Next Generation Media Corp.” to “Next Generation Energy Corp.”   We decided to change our name because the new name will better reflect the Company’s new business of acquiring and developing energy properties.  No vote of holders of outstanding shares of the Company, other than the vote of the Consenting Stockholder, is necessary for approval of the Name Change Amendment. It is anticipated that the Name Change Amendment will be filed of record and be effective on the 21st day after this Information Statement is first mailed to shareholders. Shareholders will have no dissenters’ or appraisal rights with respect to the Name Change Amendment.

FINANCIAL STATEMENTS

Pro forma selected financial data for the company are provided at Exhibit A.  Audited annual financial statements for the company for the years ending December 31, 2008 and 2009 and unaudited interim financial statements for the three months ended March 31, 2010 are provided at Exhibit B.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General Overview

 During the quarter ended March 31, 2010, the Company decided to cease operations at its United Marketing Solutions, Inc. subsidiary because of continued operating losses and the termination of all franchise relationships.  As a result of the termination of operations, the Company decided to dispose of United Marketing Solutions, Inc.  Accordingly, the results of United Marketing Solutions, Inc. are presented separately on the consolidated income statement as discontinued operations, and its net assets are presented separately on the consolidated balance sheet as net assets of discontinued operations held for sale.

Since termination of operations at United Marketing Solutions, Inc., the Company has decided to acquire a portfolio of properties that contain valuable natural resources, such as natural gas, oil and coal.  The Company’s strategy is to acquire properties that are distressed, undervalued or underutilized at prices it believes are below fair market value. The Company will then provide long term leases to leading natural gas, oil field development firms and coal extractors (lessees) to efficiently extract the resources while Company focuses on growing its portfolio of properties.

Results of Operations for the Fiscal Years ended December 31, 2009 and 2008

During the twelve months ended December 31, 2009 the Company experienced a decrease in total revenues with sales $2,380,927 compared to $5,156,086 for the same period in 2008. This decrease is a direct result of both the loss of advertisers due to the sluggish economy and franchisees leaving the system.  The company has continued its commitment to offer incentives to the franchise network to grow their businesses and, in turn, increase company production levels. Despite providing incentives consistent with those of prior years, production and revenue expectations from the core product client base have fallen significantly short of expectations from beginning of year production forecasts as scheduled production has been reduced or cancelled in addition to various factors which have caused a number of franchisees to disband their operations. In many cases franchisees have wrongfully terminated their agreements and are now competing in the same markets.  We have and will continue to aggressively pursue these individuals to recover some or all of our losses.

Total costs of goods sold for the twelve-month period ended December 31, 2009 were down from the same period in 2008, $1,800,621 compared to $4,083,042. Cost of goods as a percentage of sales decreased from 79.2% for the twelve-month period ended December 31, 2008 to 75.6 % for the twelve-month period ended December 31, 2009. Cost of goods will fluctuate from quarter to quarter and year to year based on production workflow and market conditions.  The company realized a net gain in gross margin due to the successful implementation of parting with a third party printer.

The decrease in total operating expenses from $1,968,752 for the twelve months ended December 31, 2008 to $1,680,528 in 2009 is due, in part, to the rent income and expense being passed through subsidiaries and a reduction in administrative payroll expense.  The company continues to place a strong emphasis on franchise and infrastructure development and the operations, training & support of its network. Funding for franchise development and network training & support resources was 5% of comparable revenue in 2009 versus 6.1% for the twelve months ended December 31, 2008.

Total assets decreased from $5,114,164 at December 31, 2008 compared to $3,857,711 at December 31, 2009 as result, in large part to the write-off of equipment and software. Total current liabilities increased from $1,921,838 at December 31, 2008 to $2,533,271 at December 31, 2009.

The Company incurred a net loss of $1,867,886 for the twelve months ended December 31, 2009, compared to a loss of $1,865,063 for the twelve months ended December 31, 2008.  Subsidiary activity resulted in a net loss of $1,931,205 for the twelve months ended December 31, 2009, compared to a loss of $1,851,163 for the twelve months ended December 31, 2008.

Results of Operations for the three months ended March 31, 2009 and 2010

During the three months ended March 31, 2010 the Company had $72,000 in revenues, as compared to $767,548 in revenues in the three months ended March 31, 2009. The drop in revenues was the result of the termination of operations at the Company’s United Marketing Solutions, Inc. subsidiary in the first quarter of 2010.  During the three months ended March 31, 2010, the Company’s only revenues were rental income from its office building in Virginia.

Cost of goods sold in the three months ended March 31, 2010 were $0, as compared to $518,955 in the three months ended March 31, 2009.  Cost of goods sold as a percentage of sales for the three month period ended March 31, 2010 was 0.0%, as compared to down from 67.6% during the same period in 2009.

Operating expenses were $47,760 in the three months ended March 31, 2010, as compared to $339,006 in the three months ended March 31, 2009.  The significant reduction in operating expenses was the result of the reductions in administrative payroll expense resulting from the termination of operations at the Company’s United Marketing Solutions, Inc. subsidiary.

The Company realized a Net Loss for the three months ended March 31, 2010 of ($45,000) as compared to a Net Loss of ($176,607) at March 31, 2009.  The decreased net loss was the result of lower operating expenses, offset by lower revenues and gross profits as a result of the termination of operations at the Company’s United Marketing Solutions, Inc. subsidiary.

Liquidity and Sources of Capital

The Company’s balance sheet as of March 31, 2010 reflects current assets of $173,141, current liabilities of $113,212, and working capital of $59,929.

While the Company has raised capital to meet its working capital and financing needs in the past, additional financing may be required in order to meet the Company’s current and projected cash flow requirements. As previously mentioned, the Company has decided to enter the natural resources business by acquiring and leasing mineral resources properties.  The Company has acquired an option to acquire its first properties in Knox County, Kentucky for $1,575,000, and is actively trying to raise the capital it will need to complete that acquisition.  However, the Company currently has no other commitments for financing. There are no assurances the Company will be successful in acquiring financing, or that any such financing will be on terms that are not dilutive to shareholders.

OTHER INFORMATION

For more detailed information on the Company and other information about the business and operations of the Company, including financial statements and other information, you may refer to other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our Chief Executive Officer at the address specified above.

Dated this ___ day of June , 2010.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Darryl Reed

Darryl Reed, Chief Executive Officer

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
OF NEXT GENERATION MEDIA CORP.
(Pursuant to NRS 78.385 and 78.390)

Pursuant to the provisions of the Nevada Revised Statutes, NEXT GENERATION MEDIA CORP., a Nevada corporation, adopts the following amendments to its Articles of Incorporation:

1.	The Board of Directors of said corporation by a unanimous written consent dated May 6, 2010 adopted resolutions to amend the Articles of Incorporation of the corporation as follows:

Article I is hereby amended to read as follows:

“The name of the Corporation is Next Generation Energy Corp.”

Article IV is hereby amended to read as follows:

“The corporation is authorized to issue 50,000,000 shares of $0.01 par value common stock (“Common Stock”) and 1,000,000 shares of $0.001 par value preferred stock (“Preferred Stock”).  The Preferred Stock shall have such designations, series, amounts, powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions as shall be fixed by the Board of Directors in its discretion.”

2.
The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 10,008,945 shares, which constitutes 51.7% of the issued and outstanding shares.

3.	The foregoing amendments will be effective on filing of this Certificate of Amendment.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Darryl Reed, this ___ day of ____________, 2010.

Darryl Reed, Chief Executive Officer

1

EXHIBIT A

NEXT GENERATION MEDIA CORP. AND SUBSIDIARIES
PRO FORMA BALANCE SHEET AS OF MARCH 31, 2010
ASSUMING DISPOSAL OF UNITED MARKETING SERVICES, INC. AND PURCHASE OF KNOX
COUNTY OIL AND GAS PROPERTY ON MARCH 31, 2010
(UNAUDITED)

Pursuant to Rule 11-01 of Regulation S-X, set forth below is a pro forma balance sheet and income statements of Next Generation Media Corp. giving effect to the acquisition of the disposal of United Marketing Services, Inc., and the proposed purchase of certain oil and gas properties in Knox County, Kentucky as of March 31, 2010.

	Next Generation (unaudited)	Disposal of United Marketing	Acq. Of Oil and Gas Properties	Next Generation Pro Forma
CURRENT ASSETS:
Cash and equivalents	$143,901	$-	$-	$143,901
Prepaid expenses and other current assets	29,240	-	-	29,240
Total current assets	173,141	-	-	173,141

Net assets of discontinued operations held for sale	(2,220,361)	2,220,361	-	-
Oil and gas properties	-	-	2,075,000	2,075,000
Fixed assets, net	3,455,035	-	-	3,455,035

Total assets	$1,407,815	$2,220,361	$2,075,000	$5,703,176

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$39,212	$-	$-	$39,212
Notes payable, current	50,000	500,000	-	550,000
Security deposit	24,000	-	-	24,000
Total current liabilities	113,212	500,000	-	613,212

Long term debt, less current maturities:	3,700,000	-	600,000	4,300,000

Total liabilities	3,813,212	500,000	600,000	4,913,212

DEFICIENCY IN STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; 50,000,000 shares authorized, 12,373,397 shares issued and outstanding	123,734	-	-	123,734
Additional paid in capital	7,379,744	-	1,475,000	8,854,744
Accumulated deficit	(9,908,875)	1,720,361	-	(8,188,514)
Total stockholders’ equity	(2,405,397)	1,720,361	1,475,000	789,964

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,407,815	$2,220,361	$2,075,000	$5,703,176

1

NEXT GENERATION MEDIA CORP. AND SUBSIDIARIES
PRO FORMA INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2009
ASSUMING DISPOSAL OF UNITED MARKETING SERVICES, INC. AND PURCHASE OF KNOX
COUNTY OIL AND GAS PROPERTY ON JANUARY 1, 2009
 (UNAUDITED)

	Next Generation (unaudited)	Disposal of United Marketing	Acq. Of Oil and Gas Properties	Next Generation Pro Forma

REVENUES:	2,380,927	(2,221,500)	-	159,427

COST OF GOODS SOLD	1,800,621	(1,800,621)	-	-

GROSS MARGIN	580,306	(420,879)		159,427

OPERATING EXPENSES:
General and administrative	954,078	(693,193)	-	260,885
Bad debt expense	451,900	(451,900)	-	-
Impairment of assets	157,700	(157,700)	-	-
Depreciation and amortization	274,550	(194,842)	-	79,708
Total operating expense:	1,838,228	(1,497,635)	-	340,593

Loss from operations	(1,257,922)	1,076,756	-	(181,166)

OTHER INCOME AND EXPENSES:
Other income	18,821	(18,821)	-	-
Interest expense, net	(297,193)	49,786	(36,000)	(283,407)
Disposal of assets	(89,085)	89,085	-	-
Gain/(loss) on sale of equipment	(242,507)	242,507	-	-
Total other expenses	(609,964)	362,557	(36,000)	(283,407)

Loss before provision for income tax	(1,867,886)	1,439,313	(36,000)	(464,573)
Provision for income tax	-	-	-	-
Net loss before minority interest	(1,867,886)	1,439,313	(36,000)	(464,573)
Minority interest	(63,319)	-	-	(63,319)
Loss applicable to common shareholders	(1,931,205)	1,439,313	(36,000)	(527,892)

2

EXHIBIT B

Next Generation Media Corporation

and Subsidiaries

Consolidated Financial Statements

For The Years Ended December 31, 2009 and 2008

With Audit Report of Independent

Registered Public Accounting Firm

TURNER, JONES AND ASSOCIATES, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Table of Contents

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements

Consolidated Balance Sheet	F3

Consolidated Statements of Operations	F5

Consolidated Statements of Stockholders’ Equity	F6

Consolidated Statements of Cash Flows	F7

Notes to Financial Statements	F9

Turner, Jones & Associates, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

108 Center Street, North, 2nd Floor
Vienna, Virginia 22180-5712
(703) 242-6500
FAX (703) 242-1600

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

Next Generation Media Corporation
7516G Fullerton Road
Springfield, VA 22153

We have audited the accompanying consolidated balance sheet of Next Generation Media Corporation and its subsidiaries (a Nevada Incorporation) as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Next Generation Media Corporation and subsidiaries as of December 31, 2009, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in the footnotes, conditions exist that raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Turner, Jones & Associates, PLLC

Vienna, Virginia April 2, 2010

Next Generation Media Corporation
Consolidated Balance Sheet
As of December 31, 2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$281,152
Accounts receivable, net of uncollectible accounts of $433,674	12,252
Prepaid expenses and other current assets	87,495

Total current assets	380,899

PROPERTY, PLANT AND EQUIPMENT:
Land	565,270
Building	3,108,989
Equipment	4,086

Total property, plant and equipment	3,678,345

Less: accumulated depreciation	(201,533)

Net property, plant and equipment	3,476,812

TOTAL ASSETS	$3,857,711

See accompanying notes and accountant’s audit report

LONG TERM LIABILITIES:
Notes payable	3,700,000

Total long term liabilities	3,700,000

Total liabilities	6,233,271

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value, 50,000,000 shares authorized, 12,373,397 issued and outstanding	123,734
Additional paid in capital	7,379,744
Accumulated deficit	(9,879,038)

Total stockholders’ equity	(2,375,560)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,857,711

See accompanying notes and accountant’s audit report

Next Generation Media Corporation
Consolidated Statements of Operations
For The Years Ended December 31, 2009 and 2008
REVENUES:	2009	2008
Coupon and postage sales, net of discounts	$2,308,927	$5,091,586
Rental income	72,000	-
Franchise fees	-	64,500

Total revenues	2,380,927	5,156,086

COST OF GOODS SOLD	1,800,621	4,083,242

GROSS MARGIN	580,306	1,072,844

OPERATING EXPENSES:
General and administrative	954,078	1,564,655
Bad debt expense	451,900	96,418
Impairment of assets	157,700	-
Impairment of Goodwill	-	951,133
Depreciation and amortization	274,550	307,679

Total operating expense:	1,838,228	2,919,885

Loss from operations	(1,257,922)	(1,847,041)

OTHER INCOME AND EXPENSES:
Other income	18,821	12,930
Interest expense, net	(297,193)	(298,680)
Disposal of assets	(89,085)	-
Gain/(loss) on sale of equipment	(242,507)	267,728

Total other expenses	(609,964)	(18,022)

Loss before provision for income tax	(1,867,886)	(1,865,063)

Provision for income tax	-	-

Net loss before minority interest	$(1,867,886)	$(1,865,063)

Minority interest	$(63,319)	$13,900

Loss applicable to common shareholders	$(1,931,205)	$(1,851,163)

Basic loss per common share	$(0.16)	$(0.15)

Weighted average common shares outstanding	12,373,397	12,373,397

Diluted loss per common share	N/A	N/A

Fully diluted common shares outstanding	12,853,397	12,982,796

See accompanying notes and accountant’s audit report

Next Generation Media Corporation
Consolidated Statements of Stockholders’ Equity
			Additional Paid In Capital
	Common Stock			Accumulated Deficit
	Shares	Amount			Total

December 31, 2007	$12,373,397	$123,734	$7,379,744	$(6,167,783)	$1,335,695

Net Loss	-	-	-	(1,851,163)	(1,851,163)

Minority Interest	-	-	-	7,794	7,794

Balance December 31, 2008	12,373,397	123,734	7,379,744	(8,011,152)	(507,674)

Net Loss	-	-	-	(1,931,205)	(1,931,205)

Minority Interest	-	-	-	63,319	63,319

Balance December 31, 2009	$12,373,397	$123,734	$7,379,744	$(9,879,038)	$(2,375,560)

See accompanying notes and accountant’s audit report

Next Generation Media Corporation
Statements of Cash Flows
For The Years Ended December 31, 2009 and 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(1,931,205)	$(1,851,163)
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of Goodwill	-	951,133
Minority interest	63,319	7,794
Disposal of equipment	89,085	-
Impairment of equipment	157,700	-
Depreciation and amortization	274,550	307,679
(Increase)/decrease in assets
Receivables	294,043	(142,699)
Inventories	-	79,489
Prepaids and other current assets	7,614	(46,335)
Increase/(decrease) in liabilities
Accounts payable	396,677	417,898
Accrued expenses	294,262	142,693
Security deposit	24,000	-
Pension payable	(106,046)	71,418
Sales tax payable	(3,522)	1,008

Net cash flows (used) by operating activities	(439,523)	(61,085)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of equipment	248,507	74,051

Net cash provided by investing activities	248,507	74,051

See accompanying notes and accountant’s audit report

	2009	2008

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing under line of credit	-	440,000
Repayment of notes payable and capital lease	6,062	(119,769)

Net cash provided/(used) by financing activities	6,062	320,231

NET INCREASE (DECREASE) IN CASH	(184,954)	333,197

CASH, BEGINNING OF PERIOD	466,106	132,909

CASH, END OF PERIOD	$281,152	$466,106

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID DURING THE YEAR FOR:
Income taxes	$-	$-
Interest	$299,439	$298,680

See accompanying notes and accountant’s audit report

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:
Next Generation Media Corporation was incorporated in the State of Nevada in November of 1980 as Micro Tech Industries, with an official name change to Next Generation Media Corporation in April of 1997.  The Company, through its wholly owned subsidiary, United Marketing Solutions, Inc., provides direct marketing products, which involves the designing, printing, packaging, and mailing of public relations and marketing materials and coupons for retailers who provide services.  Sales are conducted through a network of franchises that the Company supports on a wholesale basis.  At December 31, 2009, the Company had no active area franchise license.

Property and Equipment:
Property and equipment are stated at cost.  The company uses the straight line method in computing depreciation for financial statement purposes.

Expenditures for repairs and maintenance are charged to income, and renewals and replacements are capitalized.  When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts.

Estimated useful lives are as follows:

Furniture, Fixtures and Equipment	7-10 years
Leasehold Improvements	10 years
Vehicles	5 years
Computers & Software	5 years
Software Development	5 years
Buildings	39 years

Depreciation expense for the years ended December 31, 2009 and 2008 amounted to $274,550 and $307,679, respectively.

Internal-Use Software Costs:
The Company expenses costs incurred in the preliminary project stage of developing or acquiring internal use software, such as research and feasibility studies, as well as costs incurred in the post-implementation/operational stage, such as maintenance and training.  Capitalization of software development costs occurs only after the preliminary-project stage is complete, management authorizes the project, and it is probable that the project will be completed and the software will be used for the function intended.  During 2009, capitalized software costs totaled $0.  The capitalized costs are amortized on a straight-line basis over the estimated useful life of the software.  The Company has determined an impairment of the total value of the internal software costs was required, and has accordingly posted an impairment charge of $246,785 for the period ending December 31, 2009.

Intangibles:
The Company has recorded goodwill based on the difference between the cost and the fair value of certain purchased assets. The Company annually evaluates the goodwill for possible impairment.  The Company performed an assessment of the fair value of its sole reporting unit as defined by ASC 820 and compared it to the carrying value of its reporting unit.  The Company’s market capitalization was less than the Company’s book value indicating possible impairment under the test established by ASC 820.  The Company determined the fair value of its assets on a class-by-class basis.  The fair values of the Company’s assets were based upon the expected cash flow from the Company’s business, assuming a discount rate that reflects the degree of risk involved with this type of business.  The Company has determined that an impairment of the goodwill in its sole reporting unit was required, and has accordingly posted an impairment charge of $951,133 for the period ending December 31, 2008.

Advertising Expense:
The Company expenses the cost of advertising and promotions as incurred.  Advertising costs charged to operations for the years ended December 31, 2009 and 2008 were $6,934 and $56,832 respectively.

Revenue Recognition:
The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”). ASC 605-10 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing ASC 605-25 on the Company’s financial position and results of operations was not significant.

Impairment of Long-Lived Assets:
The Company has adopted Accounting Standards Codification subtopic 360-10, Property, plant and equipment (“ASC 360-10”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Comprehensive Income:
The Company adopted Accounting Standards Codification subtopic 220-10, Comprehensive Income (“ASC 220-10”) which establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. ASC 220-10 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities. The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information:
The Company adopted Accounting Standards Codification subtopic 280-10, Segment Reporting - Overall - Disclosure (“ASC 280-10”) which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.  ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions on how to allocate resources and assess performance.

Stock Based Compensation:
Effective for the year beginning January 1, 2006, the Company has adopted Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”). The Company made no employee stock-based compensation grants before December 31, 2005 and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006. Stock-based compensation expense recognized under ASC 718-10 for the years ended December 31, 2009 and 2008 was $0 and $0, respectively.

Liquidity:
As shown in the accompanying financial statements, the Company recorded a net (loss) of ($1,931,205) and ($1,851,163) during the years ended December 31, 2009 and 2008, respectively. The Company’s total liabilities exceeded its total assets by $2,105,104 as of December 31, 2009.

Concentration of Credit Risk:
Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables.  The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

New Accounting Pronouncements:
Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Effective January 1, 2008, the Company adopted FASB ASC 820-10, Fair Value Measurements and Disclosures – Overall (“ASC 820-10”) with respect to its financial assets and liabilities. In February 2008, the FASB issued updated guidance related to fair value measurements, which is included in the Codification in ASC 820-10-55, Fair Value Measurements and Disclosures – Overall – Implementation Guidance and Illustrations. The updated guidance provided a one year deferral of the effective date of ASC 820-10 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company adopted the provisions of ASC 820-10 for non-financial assets and non-financial liabilities effective January 1, 2009, and such adoption did not have a material impact on the Company’s consolidated results of operations or financial condition.

Effective April 1, 2009, the Company adopted FASB ASC 820-10-65, Fair Value Measurements and Disclosures – Overall – Transition and Open Effective Date Information (“ASC 820-10-65”). ASC 820-10-65 provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company’s consolidated results of operations or financial condition.

Effective April 1, 2009, the Company adopted FASB ASC 825-10-65, Financial Instruments – Overall – Transition and Open Effective Date Information (“ASC 825-10-65”). ASC 825-10-65 amends ASC 825-10 to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10 to require those disclosures in all interim financial statements. The adoption of ASC 825-10-65 did not have a material impact on the Company’s consolidated results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also required disclosure of the date through which subsequent events are evaluated by management.  ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively.  Because ASC Topic 855 impacted the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.  See Note 14 for disclosures regarding our subsequent events.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s consolidated results of operations or financial condition.

 In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements, (amendments to FASB ASC Topic 605, Revenue Recognition) (“ASU 2009-13”) and ASU 2009-14, Certain Arrangements That Include Software Elements, (amendments to FASB ASC Topic 985, Software) (“ASU 2009-14”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-13 and ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect adoption of ASU 2009-13 or ASU 2009-14 to have a material impact on the Company’s consolidated results of operations or financial condition.

Use of Estimates:
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes:
The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Risks and Uncertainties:
The Company operates in an environment where intense competition exists from other companies.  This competition, along with increases in the price of paper, can impact the pricing and profitability of the Company.

The Company at times may have cash deposits in excess of federally insured limits.

Accounts Receivable:
The Corporation grants credit to its customers, which includes the retail sector and their own franchisees.  The Company establishes an allowance for doubtful accounts based upon on a percentage of accounts receivable plus those balances the Company believes will be uncollectible.  Allowance for uncollectible accounts as of December 31, 2009 was $433,674.

Cash and Cash Equivalents:
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Earnings Per Common Share:
The Company calculates its earnings per share pursuant to Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”).  Under SFAS No. 128, basic earnings per share are computed by dividing reported earnings available to common stockholders by weighted average shares outstanding.  Diluted earnings per share reflects the potential dilution assuming the issuance of common shares for all potential dilative common shares outstanding during the period.  The Company had 480,500 options issued and outstanding as of December 31, 2009 to purchase stock at a weighted average exercise price of $0.26.

Principles of Consolidation:
The accompanying consolidated financial statements include the accounts of the parent company, Next Generation Media Corporation and its subsidiaries United Marketing Solutions, Inc. and Dynatech, LLC for the years ended December 31, 2009 and 2008.  All inter-company balances and transactions have been eliminated in consolidation.

Revised Interpretation No. 46 (“FIN 46R”), Consolidation of Variable Interest Entities requires the primary beneficiary of a variable interest entity to consolidate that entity on its financial statements.  The primary beneficiary of a variable interest entity is the party that absorbs a majority of the variable interest entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual, or other financial interests in the entity.  Expected losses are the expected negative variability in the fair value of an entity’s net assets, exclusive of its variable interests, and expected residual returns are the expected positive variability in the fair value of an entity’s net assets, exclusive of its variable interests.

Minority Interest:
The minority interest represents the minority or non-controlling shareholders’ or members’ proportionate share of the equity of the Company’s subsidiaries and are adjusted for the minority’s shares of the profits and losses incurred by these subsidiaries.  No value is recognized on the balance sheet as all minority interest holders lacked capital investment in the related subsidiaries.  The Company owns 35% of Dynatech, LLC.

NOTE 2 – NOTES PAYABLE

Notes payable at December 31, 2009 consists of:

Obligation to Virginia Commerce Bank, bearing interest at 6.625% per annum, the loan is payable in three hundred monthly installments with a minimum payment consisting of the accrued interest amount for the first three years and amortized thereafter, collateralized by the property located at 7644 Dynatech Court.  Balance outstanding at December 31, 2009 was $3,700,000.

The 5 year schedule of maturities is as follows:

2010	$24,496

2011	61,616

2012	65,824

2013	70,320

Thereafter	3,477,744

$3,700,000

NOTE 3-LINE OF CREDIT

The Company has two lines of credit in the amounts of $500,000 and $150,000 secured by the Company’s accounts receivable.  The first line of credit for $500,000 matures on March 31, 2010 calls for interest of 7.25% per annum.  The balance outstanding at December 31, 2009 was $500,000.

The second line of credit of $150,000 matured on October 1, 2009 and calls for interest of 8.25% per annum.  This line of credit is currently in default.  The balance outstanding at December 31, 2009 was $150,000.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Future minimum annual lease payments for as of December 31, 2009 are:

2010	$32,000
2011	0
2012	0
2013	0
Thereafter	0
Total	$32,000

Rent expense for the years ended December 31, 2009 and 2008 was $12,000 and $0, respectively.

The Company has entered into various employment contracts.  The contracts provided for the award of present and/or future shares of common stock and/or options to purchase common stock at fair market value of the underlying options at date of grant or vesting. The contracts can be terminated without cause upon written notice within thirty to ninety days.  The Company is party to various legal matters encountered in the normal course of business.  In the opinion of management and legal counsel, the resolution of these matters will not have a material adverse effect on the Company’s financial position or the future results of operations.

NOTE 5 – INCOME TAXES

Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.

Management has provided a valuation allowance for the total net deferred tax assets as of December 31, 2009 and 2008, as they believe that it is more likely than not that the entire amount of deferred tax assets will not be realized.

The company filed a consolidated return, with a tax liability of $0 for the year 2009.  At December 31, 2009, the Company had net operating loss carry forwards for federal income tax purposes of approximately $5,764,573 which are available to offset future taxable income, if any, on a scheduled basis through 2029.

NOTE 6 – OBLIGATION UNDER CAPITAL LEASE

The Company acquired machinery under the provisions of long-term leases.  For financial reporting purposes, minimum lease payments relating to the machinery have been capitalized.  The leases are currently in default and in litigation.

NOTE 7 – INTANGIBLE ASSETS

Intangible assets consist of the following items:

Goodwill	$1,341,850
Less accumulated amortization (Pre January 1, 2002)	(390,717)
Less impairment	(951,133)
Intangible assets, net	$0

NOTE 8 - PUBLIC STOCK LISTING

Next Generation Media Corporation common stock began trading on the OTC Bulletin Board on June 11, 2001, under the symbol NGMC.

NOTE 9 - SEGMENT INFORMATION

The Company has two reportable segments for the twelve-month periods ended December 31, 2009 and 2008.

United Marketing Solutions was acquired on April 1, 1999.  The entity is a wholly owned subsidiary.  United operates a direct mail marketing business and is the Company’s primary line of business.

Dynatech, LLC.  Dynatech, LLC began operations on June 22, 2007.  The entity is a variable interest entity.  Dynatech, LLC owns and operates a commercial building that was formerly the corporate headquarters.

The accounting policies of the reportable segments are the same as those set forth in the Summary of Accounting Policies.  Summarized financial information concerning the Company’s reporting segments for the periods ending December 31, 2009 and 2008 are presented below:

Year Ended

December 31, 2009

	United	Dynatech	Parent	Eliminations	Total

Revenue	2,239,871	405,693	180,000	(444,637)	2,380,927

Segment profit/(loss)	(1,860,020)	97,414	(75,280)	(93,319)	(1,931,205)

Total Assets	1,836,229	3,768,519	382,757	(2,129,794)	3,857,711

Year Ended

December 31, 2008

	United	Dynatech	Parent	Eliminations	Total

Revenue	5,121,946	307,021	142,500	(415,381)	5,156,086

Segment profit/(loss)	(928,350)	(21,384)	(1,003,964)	102,535	(1,851,163)

Total Assets	2,290,758	3,691,290	394,773	(1,262,657)	5,114,164

NOTE 10 – RECLASSIFICATIONS

Certain amounts on the 2009 financial statements have been reclassified to conform with the 2008 presentation.

NOTE 11-EMPLOYEE STOCK INCENTIVE PLAN

One December 26, 2001, the Company adopted the Employee Stock Incentive Plan authorizing 3,000,000 shares at a maximum offering price of $0.10 per share for the purpose of providing employees equity-based compensation incentives.  During 2009 and 2008, no shares were issued under the plan.

NOTE 12 - RELATED PARTY TRANSACTIONS

The Company reports a commercial leasing property that is owned 65% by the Company President and 35% by the Company’s wholly owned subsidiary United Marketing Solutions, Inc.

The Company has accrued compensation expense for the employment contract of the Company President.  As of December 31, 2009, the accrued amount was $447,242.

NOTE 13 - ACCRUED EXPENSES

Accrued expenses consists of the following items:

Accrued property taxes	$13,690

Accrued wages	447,242

Accrued legal fees	37,500

Accrued consulting fees	4,000

Other miscellaneous accruals	36,684

$539,116

NOTE 14 - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the year ended December 31, 2009 and 2008, the Company has incurred operating losses of $1,931,205 and $1,851,163, respectively. In addition, the Company has a deficiency in stockholder’s equity of $9,879,038 and $8,011,152 at December 31, 2009 and 2008, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to establishing its business and there can be no assurance that the Company’s efforts will be successful. However, the planned principal operations have not fully commenced and no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company’s liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its efforts to secure additional equity financing.

NOTE 15 – SUBSEQUENT EVENTS

There were no material subsequent events.

Next Generation Media Corporation

and Subsidiaries

Consolidated Financial Statements

For The Three Months Ended March 31, 2010 and 2009

NEXT GENERATION MEDIA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2010 AND DECEMBER 31, 2009

	(unaudited)	(audited)
	March 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and equivalents	$143,901	$281,152
Accounts receivable, net of allowance of $392,545 and $433,674, respectively	-	12,252
Prepaid expenses and other current assets	29,240	87,495
Total current assets	173,141	380,899

Net assets of discontinued operations held for sale	(2,220,361)	-

Fixed assets, net	3,455,035	3,476,345

Total assets	$1,407,815	$3,857,711

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$39,212	$1,645,244
Obligation under capital leases, current	-	214,027
Notes payable, current	50,000	-
Lines of credit	-	650,000
Security deposit	24,000	24,000
Total current liabilities	113,212	2,533,271

Long term debt, less current maturities:
Notes payable	3,700,000	3,700,000
Total long term liabilities	3,700,000	3,700,000

Total liabilities	3,813,212	6,233,271

DEFICIENCY IN STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; 50,000,000 shares authorized, 12,373,397 shares issued and outstanding	123,734	123,734
Additional paid in capital	7,379,744	7,379,744
Accumulated deficit	(9,908,875)	(9,879,038)
Total stockholders’ equity	(2,405,397)	(2,375,560)
	$1,407,815	$3,857,711
See the accompanying notes to the unaudited condensed consolidated financial statements

NEXT GENERATION MEDIA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(UNAUDITED)

	Three months ended March 31,
	2010	2009
REVENUES:
Net sales	$-	$767,548
Rental income	72,000	-
Cost of sales	-	518,955
Gross profit	72,000	524,140

OPERATING EXPENSES:
Selling and administrative	27,831	269,696
Depreciation	19,929	69,310
Total operating expenses	47,760	339,006

INCOME/(LOSS) FROM OPERATIONS	24,240	(90,413)

Other income	32,000	207
Gain on sale of equipment	-	3,500
Collection of prior bad debt	42,627	-
Interest expense, net	(60,803)	(77,142)

Net Income (loss) before income taxes	38,064	(163,848)

Income taxes	-	-

NET (LOSS) BEFORE MINORITY INTEREST	38,064	(163,848)

Minority interest	(15,163)	(12,759)

INCOME (LOSS) FROM CONTINUING OPERATIONS	22,901	(176,607)

(LOSS) FROM DISCONTINUED OPERATIONS	(67,901)	-

NET (LOSS)	$(45,000)	$(176,607)

Net (loss) per common share-basic (Note A)	$(0.00)	$(0.01)
Net Loss per common stock-assuming fully diluted (Note A)	(see Note A )	(see Note A )
Weighted average number of common shares outstanding-basic	12,373,397	12,373,397
Weighted average number of common shares outstanding-fully diluted	(see Note A )	(see Note A )

See the accompanying notes to the unaudited condensed consolidated financial statements

NEXT GENERATION MEDIA CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(UNAUDITED)

	Three months ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit (loss)	$(45,000)	$(176,607
Adjustments to reconcile net loss to net cash provided (used) in operating activities:
Minority interest	15,163	12,759
Adjustments for depreciation	19,929	69,310
(Increase) decrease in:
Accounts receivable	12,252	(26,913
Net assets of discontinued operations held for sale	2,228,208	-
Prepaid expenses and other current assets	58,255	7,468
Increase (decrease) in:
Accounts payable and accrued expenses	(1,606,031)	124,341

Net cash provided (used) in operating activities	682,776	10,358

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments)/borrowings on notes payable and capital leases, net	(814,027)	(26,517)

Net cash provided (used) by financing activities	(814,027)	(26,517)

Net increase/(decrease) in cash and cash equivalents	$(137,251)	$(16,158)
Cash and cash equivalents at beginning of period	$281,152	$466,106
Cash and cash equivalents at end of period	$143,901	$449,948

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$61,341	$91,679
Cash paid during the period for taxes	-	-

See the accompanying notes to the consolidated financial statements.

NEXT GENERATION MEDIA CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED MARCH 31, 2010
(UNAUDITED)

					ADDITIONAL
	COMMON STOCK		PREFERRED STOCK		PAID IN	ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL
Balance as of December 31, 2009	12,373,397	$123,734	-	$-	$7,379,744	$(9,879,038)	$(2,375,560)

Net Loss	-	-	-	-	-	(45,000)	(45,000)

Minority Interest	-	-	-	-	-	15,163	15,163

Balance as of March 31, 2010	12,373,397	$123,734	-	$-	$7,379,744	$(9,908,875)	$(2,405,397)

See the accompanying notes to the consolidated financial statements.

NEXT GENERATION MEDIA CORP.
NOTES TO FINANCIAL STATEMENTS
March 31, 2010
(unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three-month period ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ended December 31, 2010. The unaudited consolidated financial statements should be read in conjunction with the consolidated December 31, 2009 financial statements and footnotes thereto included in the Company’s SEC Form 10-K.

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

The consolidated financial statements include the accounts of the Company and a variable interest entity Dynatech, LLC.  All significant inter-company transactions and balances have been eliminated in consolidation.

During the quarter ended March 31, 2010, the Company decided to cease operations at its United Marketing Solutions, Inc. subsidiary because of continued operating losses and the termination of all franchise relationships.  As a result of the termination of operations, the Company decided to dispose of United Marketing Solutions, Inc.  Accordingly, the results of United Marketing Solutions, Inc. are presented separately on the consolidated income statement as discontinued operations, and its net assets are presented separately on the consolidated balance sheet as net assets of discontinued operations held for sale.

Since termination of operations at United Marketing Solutions, Inc., the Company has decided to acquire a portfolio of properties that contain valuable natural resources, such as natural gas, oil and coal.  The Company’s strategy is to acquire properties that are distressed, undervalued or underutilized at prices it believes are below fair market value. The Company will then provide long term leases to leading natural gas, oil field development firms and coal extractors (lessees) to efficiently extract the resources while Company focuses on growing its portfolio of properties.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”). ASC 605-10 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts to customers are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing ASC 605-25 on the Company’s financial position and results of operations was not significant.

Use of Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost.  When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Furniture and fixtures	5 years
Office equipment	3 to 5 years
Manufacturing equipment	3 to 10 years
Buildings	40 years

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, plant and equipment (“ASC 360-10”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.

Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company did not incur expenditures on research and product development for the three months ended March 31, 2010 and 2009.

Comprehensive Income

The Company adopted Accounting Standards Codification subtopic 220-10, Comprehensive Income (“ASC 220-10”) which establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. ASC 220-10 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities. The Company does not have any items of comprehensive income in any of the periods presented.

Advertising

We did not have any advertising costs in the quarter ended March 31, 2010.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.  ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company applies the management approach to the identification of our reportable operating segment as provided in accordance with ASC 280-10. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Stock Based Compensation

Effective for the year beginning January 1, 2006, the Company has adopted Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”). The Company made no employee stock-based compensation grants before December 31, 2005 and therefore has no unrecognized stock compensation related liabilities or expense unvested or vested prior to 2006. Stock-based compensation expense recognized under ASC 718-10 for the three months ended March 31, 2010 and 2009 was $0 for both periods.

Net income (loss) per share

The weighted average shares outstanding used in the basic net income per share computations for the three months ended March 31, 2010 and 2009 was 12,373,397.  In determining the number of shares used in computing diluted loss per share for the three months ended March 31, 2009, common stock equivalents derived from shares issuable from the exercise of stock options are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per share.

Liquidity

As shown in the accompanying financial statements, the Company had a net loss from continuing operations of $22,091 during the three month period ended March 31, 2010.  The Company’s total liabilities exceeded its total assets by $2,405,397 as of March 31, 2010.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables.  The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. At March 31, 2010 and March 31, 2009, allowance for doubtful account balance was $392,545 and $433,674, respectively.

New Accounting Pronouncements

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Effective January 1, 2008, the Company adopted FASB ASC 820-10, Fair Value Measurements and Disclosures – Overall (“ASC 820-10”) with respect to its financial assets and liabilities. In February 2008, the FASB issued updated guidance related to fair value measurements, which is included in the Codification in ASC 820-10-55, Fair Value Measurements and Disclosures – Overall – Implementation Guidance and Illustrations. The updated guidance provided a one year deferral of the effective date of ASC 820-10 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company adopted the provisions of ASC 820-10 for non-financial assets and non-financial liabilities effective January 1, 2009, and such adoption did not have a material impact on the Company’s consolidated results of operations or financial condition.

Effective April 1, 2009, the Company adopted FASB ASC 820-10-65, Fair Value Measurements and Disclosures – Overall – Transition and Open Effective Date Information (“ASC 820-10-65”). ASC 820-10-65 provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company’s consolidated results of operations or financial condition.

Effective April 1, 2009, the Company adopted FASB ASC 825-10-65, Financial Instruments – Overall – Transition and Open Effective Date Information (“ASC 825-10-65”). ASC 825-10-65 amends ASC 825-10 to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10 to require those disclosures in all interim financial statements. The adoption of ASC 825-10-65 did not have a material impact on the Company’s consolidated results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also required disclosure of the date through which subsequent events are evaluated by management.  ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively.  Because ASC Topic 855 impacted the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.  See Note 14 for disclosures regarding our subsequent events.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s consolidated results of operations or financial condition.

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements, (amendments to FASB ASC Topic 605, Revenue Recognition) (“ASU 2009-13”) and ASU 2009-14, Certain Arrangements That Include Software Elements, (amendments to FASB ASC Topic 985, Software) (“ASU 2009-14”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-13 and ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect adoption of ASU 2009-13 or ASU 2009-14 to have a material impact on the Company’s consolidated results of operations or financial condition.

Reclassifications

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

NOTE B - PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at March 31, 2010 and March 31, 2009 are as follows:

	March 31, 2010	December 31, 2009

Land	$565,270	$565,270
Building	3,108,989	3,108,989
Equipment	-	4,086
	3,674,259	3,678,345

Less: Accumulated depreciation	219,224	201,533

Net property and equipment	$3,455,035	$3,476,812

The total depreciation expense for the three months ended March 31, 2010 and 2009 amounted to $19,929, and $69,310, respectively.

NOTE C - NOTES PAYABLE

Notes payable at March 31, 2010 and December 31, 2009 consists of the following:

	March 31, 2010	December 31, 2009
Note payable-Virginia Commerce Bank, bearing interest at 6.625% per annum, the loan is payable in three hundred monthly installments with a minimum payment consisting of the accrued interest amount for the first three years and amortized thereafter, collateralized by the property located at 7644 Dynatech Court. The note is held by the variable interest entity Dynatech, LLC.	$3,700,000	$3,700,000

Note payable - Asher Enterprises.	$50,000	$-

Less: current maturities:	$(50,000)	$-

Long term portion	$3,700,000	$3,700,000

NOTE D - COMMITMENTS AND CONTINGENCIES

The Company has entered into various employment contracts.  The contracts can be terminated without cause upon written notice.  The Company is party to various legal matters encountered in the normal course of business.  In the opinion of management and legal counsel, the resolution of these matters will not have an adverse effect on the Company’s financial position or the future results of operations.

NOTE E – OPTIONS

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued at March 31, 2010:

		Options Outstanding		Options Exercisable

Exercise Price Range	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.1232 to $0.50	480,000	1.39	$0.26	480,000	$0.26

Transactions involving stock options issued are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at March 31, 2008	850,000	$0.37
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at March 31, 2009	850,000	$0.37
Granted	-	-
Exercised	-	-
Canceled or expired	370,000	-
Outstanding at March 31, 2010	480,000	$0.26

NOTE F - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009
Accounts payable	$39,212	$1,106,128
Accrued liabilities	-	539,116
	$39,212	$1,645,244

NOTE G - INCOME TAXES

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.  Management estimates that at March 31, 2010, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $5,764,573 expiring at various stages through 2029, that may be used to offset future taxable income. Due to significant changes in the Company’s ownership, the future use of its existing net operating losses may be limited.

The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized.

NOTE H – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the three month period ended March 31, 2010 and the twelve month period ended December 31, 2009, the Company had net income from continuing operations of $22,901 and a net loss from continuing operations of ($1,257,922), respectively. In addition, the Company has a deficiency in stockholder’s equity of $2,430,397 and $2,375,560 at March 31, 2010 and December 31, 2009, respectively.  These factors among others may indicate that the Company will be unable to continue as a going concern.

NOTE I - SUBSEQUENT EVENTS

On April 12, 2010, the Company issued 7,000,000 shares of common stock Darryl Reed for $35,000, or $0.005 per share, which was the market price on the date of issuance.  Mr. Reed is our chairman and chief executive officer.  Mr. Reed paid for the shares by crediting the purchase price against amounts owed him for compensation.

On April 16, 2010, the Company entered into an Assignment and Assumption Agreement with Knox County Minerals, LLC (“Knox County”), under which the Company acquired Knox County’s interest in a Real Estate Purchase Option (the “Purchase Option”) dated March 25, 2010 by and between Knox County and James R. Golden and John C. Slusher (the “Sellers”).   Under the Purchase Option, the Company has the right to purchase the oil and gas mineral rights under 6,615 acres of land in Knox County, Kentucky for $1,575,000, less $100,000 paid by Knox County upon execution of the Purchase Option and less any amounts paid to extend the time to exercise the Purchase Option.  The Purchase Option must be exercised within 120 days after March 25, 2010, provided that it may be extended for up to four thirty (30) day periods upon payment to the Sellers of $25,000.  Closing under the Purchase Option must occur twenty-five (25) days after the date Company gives the Sellers notice of its intent to exercise the Purchase Option.  In addition, ad valorem property taxes will be prorated as of the date of closing.   In consideration for the assignment of the Purchase Option, the Company agreed to pay Knox County (a) $600,000 in the form of a promissory note secured by the property, (b) a 9% overriding royalty interest in all gross gas that is produced from the property, and (c) conveyance of a parcel containing 1,100 acres in the event the Purchase Option is exercised.  The promissory note will be secured by the property acquired upon exercise of the Purchase Option, provides for interest at the rate of 6% per annum, and all principal and interest is payable in full sixty (60) months from the date of the note, or April 16, 2015.

On May 4, 2010, the Company conveyed its interest in United Marketing Solutions, Inc. (“United”) to Direct Mail Group, LLC for $10.  At the time of the conveyance, United had no active business and had lawsuits, judgments and other liabilities in excess of its assets.  Direct Mail Group, LLC is owned by Darryl Reed, our chief executive officer.

On May 4, 2010, United conveyed to the Company its 35% interest in Dynatech, LLC, which owns a commercial property located at 7644 Dynatech Court, Springfield, Virginia 22135 (the “Property”).  The Property was subject to a first mortgage of $3,700,000 and was recently appraised at $5,000,000.  United had previously borrowed $500,000 from Virginia Commerce Bank, and Dynatech, LLC had allowed United to secure the loan with a second mortgage against the Property.  As a result of the loan United no longer had any equity in Dynatech, LLC.  In the transaction, the Company paid United $10, and agreed to indemnify and hold harmless United against any claim or liability under the Virginia Commerce Bank loan.

On May 4, 2010, the Company’s board of directors approved resolutions to effect a 1 for 1,000 reverse stock split of the Company’s common stock.  The reverse split will be effective May 18, 2010.  In lieu of issuing fractional shares resulting from the split, the Company will pay cash equal to $18.50 per share to each shareholder that would have received less than one share as a result of the reverse split, and rounded up all other fractional shares to the next whole number.  The Company’s principal purpose in effecting a large reverse split was to eliminate many small shareholders to reduce future administrative costs.  As a result of the reverse split, the Company estimates it will cancel 32,202 pre-split shares and eliminate 586 shareholders, which will leave the Company with 149 total shareholders.  The purchase price for the fractional shares is equal to the last trading price of the common stock as the date the Company approved the reverse split, adjusted for the 1 for 1,000 reverse split.

On May 6, 2010, the Company’s board of directors passed resolutions to amend its Articles of Incorporation to (1) change the Company’s name to “Next Generation Energy Corp.” and (2) increase the authorized shares of common stock back to 50,000,000 shares from the 50,000 shares that will result from the reverse split described above.  The Amendments will be effective promptly after the Company’s compliance with Section 14(c) of the Securities Exchange Act of 1934.